EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NAVTEQ Corporation:

We consent to the incorporation by reference in Registration Statement No. 333-118856 on Form S-8 of our report dated June 28, 2005 appearing in this Annual Report on Form 11-K of the NAVTEQ Savings and Investment Plan for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 28, 2005